Exhibit 10.12

AMENDMENT NO.2 TO THE

FIRST LIEN SENIOR SECURED CREDIT AGREEMENT

Dated as of January 9, 2007

among

WII MERGER CORPORATION,
as the initial Borrower,

CREDIT SUISSE,
as Administrative Agent, Swing Line Lender and
an L/C Issuer,

The Other Lenders Parties Hereto

and

CREDIT SUISSE,
as Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC

Sole Lead Arranger and Sole Bookrunning Manager

AMENDMENT NO. 2 TO THE
CREDIT AGREEMENT

Dated as of June 12, 2007

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT  (this “Amendment”) among WII COMPONENTS, INC., a Delaware corporation (the “Borrower”), the Lenders party thereto and CREDIT SUISSE, acting through one or more of its branches, or any Affiliate thereof (collectively, “Credit Suisse”), as Administrative Agent, Swing Line Lender, an L/C Issuer and Collateral Agent.

PRELIMINARY STATEMENTS:

(1)           WII Merger Corporation and Credit Suisse entered into a Credit Agreement dated as of January 9, 2007, as amended by Amendment No. 1 dated as of February 7, 2007 (as so amended, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)           Pursuant to the Merger and the Assumption Agreement, the Borrower assumed all of the obligations of WII Merger Corporation under the Loan Documents.

(3)           The Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as described herein.

(4)           The Required Lenders have agreed, subject to the terms and conditions stated below, to amend the Credit Agreement as hereinafter set forth.

SECTION 1.         Amendments to Credit Agreement.  The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a)           The definition of “Commitment Letter” in Section 1.01 is hereby deleted.

(b)           The definition of “Consolidated Interest Charges” is hereby replaced in its entirety with the following:

““Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments or debt discount of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP (but excluding any amortization or write-off of capitalized financing costs), (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP, (c) the amount of dividends and distributions made to Holdings in respect of interest on the Acquisition Loan (or any Indebtedness incurred to refinance the Acquisition Loan) during such period  under Section 7.06(k), and (d) the implied interest component of Synthetic Leases (regardless of whether accounted for as interest expense under GAAP), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs in respect of Swap Contracts constituting interest rate swaps, collars, caps or other arrangements requiring payments contingent upon interest rates of the Borrower and its Subsidiaries, excluding, amounts referred to in Sections 2.09(b) and 10.04(a) of this Agreement.”

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(c)           The definition of “Hedge Bank” in Section 1.01 is hereby amended by inserting the following after the first reference to the word “foregoing” therein:  “at the time it enters into a Secured Hedge Agreement”.

(d)           The definition of “Loan Documents” in Section 1.01 is hereby deleting clauses (a)(ix) and (b)(x) and inserting the word “and” before each of clauses (a)(viii) and (b)(ix).

(e)           The definition of “Obligations” in Section 1.01 is hereby amended by (i) inserting after “Letter of Credit” in the third line thereof the words “or under any Secured Hedge Agreement”, (ii) inserting before the word “whether” in the third line thereof the words “in each case”, (iii) deleting the words “under the Loan Documents” in the ninth line thereof, and (iv) deleting the phrase “(including any Secured Hedge Agreement)” at the end of clause (a) thereof and inserting in lieu thereof the words “or any Secured Hedge Agreement”.

(f)            The definition of “Revolving Credit Lender” in Section 1.01 is hereby amended by adding the following at the end thereof:  “or, if the Revolving Credit Commitments have been terminated, a Lender that holds a Revolving Credit Loan or is obligated in respect of a participation in Swing Line Loans or Letters of Credit”.

(g)           Section 2.01(b) is hereby amended by deleting clause (iii) thereof.

(h)           Section 2.09(a) is hereby amended by deleting the words “(minus, at all times prior to the Existing Notes Repayment Date, the amount of the Delayed Revolver Commitment)” from the fourth line thereof.

(i)            Clause (a) of Section 6.17 is hereby amended to read as follows:

“(a) at all times from and after the date on which any Loan Party is required to deposit funds in or maintain a Cash Collateral Account pursuant to any of the Loan Documents, a Cash Collateral Account with Credit Suisse or another commercial bank located in the United States that has executed an account control agreement with the Borrower and the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement and”

(j)            Section 7.01 is hereby amended by deleting clause (w) thereof.

(k)           Section 7.06(j)is hereby amended to read as follows:

“(j) so long as no Event of Default shall have occurred and be continuing or would result therefrom, (i) the Borrower may declare and directly or indirectly pay cash dividends and distributions to Holdings for the sole purpose of paying fees, premiums and expenses incurred in connection with the repayment of all or part of the Acquisition Loan in an aggregate amount not to exceed $750,000 and (ii) from and after the Existing Notes Repayment Date, the Borrower may declare and directly or indirectly pay cash dividends and distributions to Holdings from the proceeds of the Term Borrowings (other than the Initial First Lien Term Advance) and the Second Lien Credit Agreement for the sole purpose of repaying the Acquisition Loan (or any Indebtedness incurred to refinance the Acquisition Loan) and any related fees, interest or premiums associated therewith.”

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(l)            Section 7.11(c)(ii) is hereby amended by deleting the word “Ration” appearing therein and replacing it with the word “Ratio”.

(m)          Section 8.03 is hereby amended by (i) deleting the words “Lenders and the L/C Issuer” from clauses Second, Third and Fourth thereof and inserting “Secured Parties” in lieu thereof, and (ii) deleting the words “owing under or in respect of the Loan Documents” from clause Sixth thereof.

(n)           Schedule 2.01 is hereby amended by deleting the figure “$25,000,000” both times such figure appears under the heading “Revolving Credit Commitment” and inserting in place thereof the figure “$12,500,000”.

SECTION 2.         Conditions of Effectiveness.  This Amendment shall become effective as of the date first above written when, and only when,

(a)           the Administrative Agent shall have received counterparts of this Amendment executed by each Loan Party and the Required Lenders,

(b)           the Administrative Agent shall have received a certificate signed by a duly authorized officer of the Borrower stating that: (i) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date of such certificate as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate; and (ii) no event has occurred and is continuing that constitutes a Default, and

(c)           all fees and expenses of the Administrative Agent and the Lenders (including all reasonable fees and expenses of counsel to the Administrative Agent), to the extent invoiced prior to the date hereof, shall have been paid.

SECTION 3.         Confirmation of Representations and Warranties.  Each of the Loan Parties hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.

SECTION 4.         Affirmation of Guarantors.  Each Guarantor hereby consents to the amendments to the Credit Agreement effected hereby, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor contained in the Holdings Guaranty or the Subsidiary Guaranty (as the case may be), or in any other Loan Document to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects, except as set forth in Section 5(a) below.

SECTION 5.         Reference to and Effect on the Loan Documents.  (a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

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(b)           The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

SECTION 6.         Costs, Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 7.         Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.         Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WII COMPONENTS, INC., as Borrower

By
Name:
Title:

WII HOLDING, INC.,
as Guarantor

By:
Name:
Title:

WOODCRAFT INDUSTRIES, INC.,
as Guarantor

By
Name:
Title:

BRENTWOOD ACQUISITION CORP.,
as Guarantor

By
Name:
Title:

PRIMEWOOD, INC.,
as Guarantor

By
Name:
Title:

CREDIT SUISSE,
Cayman Islands Branch,
as Administrative Agent and Collateral Agent

By
Name:
Title:

By
Name:
Title:

CREDIT SUISSE,
Cayman Islands Branch,
as Lender

By
Name:
Title:

By
Name:
Title: